Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500

FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES ITS QUARTERLY DIVIDEND

Stamford, CT, December 21, 2004. Patriot National Bancorp, Inc. (NASDAQ Small Cap "PNBK"), the parent of Patriot National Bank, announced that it has declared a quarterly dividend on its Common Stock.

The dividend, in the amount of $0.035 per share, will be payable on January 18, 2005 to shareholders of record as of the close of business on January 4, 2005.